[LOGO OF CHEMICAL]


NOTICE OF REDEMPTION

CHEMICAL BANKING CORPORATION
10% CONVERTIBLE PREFERRED STOCK
CUSIP NO. 163722 85 3

Redemption Date: May 31, 1995
Conversion Privilege Expires: May 31, 1995

     NOTICE IS HEREBY GIVEN by Chemical Banking Corporation, a
Delaware corporation (the "Company"), that it will redeem on May 31, 1995 (the "Redemption Date") all of the outstanding shares of its 10% Convertible Preferred Stock, $1 par value per share (the "Preferred Stock"), pursuant to the provisions of the Certificate of Designations relating to the Preferred Stock. The redemption price is $53.42 per share, representing a redemption price of $53.00 per share of Preferred Stock plus accrued and unpaid dividends thereon to the Redemption Date (the "Redemption Price").

     A holder of shares of Preferred Stock may elect to convert any or all of the shares to be redeemed into shares of the Company's Common Stock, $1 par value per share (the "Common Stock"), at any time prior to the close of business on the Redemption Date at the rate of 1.91 shares of Common Stock per share of Preferred Stock. Cash will be paid in lieu of fractional shares. No payment or adjustment in respect of accrued and unpaid dividends on the Preferred Stock will be made upon conversion. The closing sales price of the Common Stock on the New York Stock Exchange on April 24, 1995, was
$41.75.  SO LONG AS THE MARKET PRICE OF THE COMMON STOCK
EXCEEDS $27.97, A HOLDER OF PREFERRED STOCK WHO
CONVERTS WILL RECEIVE COMMON STOCK (AND CASH IN LIEU
OF FRACTIONAL SHARES) WITH A MARKET VALUE GREATER
THAN THE AMOUNT OF CASH THE HOLDER WOULD RECEIVE
UPON REDEMPTION.  Conversion will be effected only for those Preferred
Stock certificates received by Chemical Bank, as Agent, at the address set forth on the enclosed Letter of Transmittal prior to 5:00 p.m., New York time, on May 31, 1995, accompanied by a properly completed and signed
Letter of Transmittal indicating that the holder of such Preferred Stock certificates elects conversion.

     From and after the close of business on the Redemption Date, the Preferred Stock will no longer be deemed outstanding, the right to receive dividends thereon will cease to accrue, the right of conversion thereof will terminate and all rights of the holders of the Preferred Stock as stockholders of the Company will cease and terminate, except the right of the holders of the Preferred Stock to receive payment of the Redemption Price therefor, without interest, upon surrender on or after the Redemption Date of certificates representing the Preferred Stock.

     The Company has been advised that, under present Federal income tax laws, no taxable gain or loss will be recognized by holders of Preferred Stock upon conversion of their Preferred Stock into Common Stock, except for cash received in lieu of fractional shares. Gain or loss will generally be recognized by holders upon redemption of their Preferred Stock. Holders of Preferred Stock should consult their own tax advisors as to the tax consequences applicable to them upon conversion or redemption.

     Enclosed is a Letter of Transmittal for use in surrendering your Preferred Stock for conversion or redemption. The Letter of Transmittal contains instructions that you should read and follow carefully. Please make sure the Letter of Transmittal is properly completed, signed and dated. You may submit your certificates representing the Preferred Stock and your Letter of Transmittal either by mail or by hand at the addresses set forth in the Letter of Transmittal. The method of delivery of stock certificates is at your option and risk. If sent by mail, it is strongly recommended the certificates be sent by registered mail, properly insured, with return receipt requested.

     If you have any questions regarding the redemption or conversion of the Preferred Stock or if you need additional copies of the Letter of Transmittal, please contact Chemical Bank at the address or phone number found in the Letter of Transmittal.


                                   CHEMICAL BANKING CORPORATION



Dated: April 28, 1995